For Immediate Release

Company Contact:	David Weinberg Chief Operating Officer Fred Schneider Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100
Investor Relations:	Andrew Greenebaum (310) 829-5400

SKECHERS ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
Footwear Company Returns to Profitability and
Significantly Reduces Inventory Levels

MANHATTAN BEACH, CA. – April 29, 2009 – SKECHERS USA, Inc. (NYSE:SKX), a global leader in lifestyle footwear, today announced financial results for the first quarter ended March 31, 2009.

First quarter 2009 net sales were $343.5 million compared to $384.9 million in the first quarter of 2008. Net earnings for the first quarter of 2009 were $8.2 million versus net earnings of $32.8 million in the first quarter of 2008. Diluted earnings per share were $0.18 based on 46,467,000 weighted average shares outstanding as compared to net earnings per diluted share of $0.70 based on 46,664,000 weighted average shares outstanding in the first quarter of 2008.

“In the first quarter, our focus was on reducing our inventory and expenses while maintaining our strong position in the domestic and international footwear markets with the goal of returning to profitability in the second half of the year,” stated David Weinberg, chief operating officer of SKECHERS. “We have made significant improvements in our inventory, shown growth in several key international markets, and had a profitable quarter. We consider these positive achievements to be an indication of the focus of our global team and the strength of our brand. With more opportunities to grow our international business and a portfolio of well-recognized brands, we believe that we will continue to fare well in this difficult environment and that SKECHERS is well-positioned for long-term profitability and growth.”

Gross profit for the first quarter of 2009 was $125.4 million or 36.5 percent of net sales compared to $172.2 million or 44.7 percent of net sales in the first quarter of last year. Included in its diluted earnings per share is a $1.9 million reduction in income tax expense or $0.04 per share adjustment recorded in the first quarter that relates to the prior year. Without this item, the effective tax rate would be approximately 18 percent.

Robert Greenberg, SKECHERS chief executive officer, commented: “SKECHERS continues to be a global leader in making incredible looking, great feeling and reasonably priced shoes for men, women and kids. Both our SKECHERS footwear and fashion street brands are relevant, and our many accounts around the world know that we will support our brands with a multiple approach to marketing and deliver product that consumers want. We are focusing on maintaining our position in the domestic and international markets by offering stylish product at a good value. We are also continuing to invest in our business globally with the launch of a new subsidiary in Chile; further establishing our brand in Brazil, a relatively new market for SKECHERS; continuing to open new points of sale in China and Hong Kong through our joint ventures; and selectively opening SKECHERS stores in the United States and other countries where we directly handle our distribution. We are a company with compelling products, talented people, and dedicated partners, and we are committed to meeting the footwear needs of our accounts and consumers. With an extremely strong balance sheet, strong liquidity, a significant cash position, and a portfolio of diverse, globally recognized brands, we believe we will emerge an even stronger company when the global economy begins to turn.”

“In spite of an extremely weak global retail environment, we were profitable in the first quarter and showed significant improvement over the fourth quarter of 2008. This demonstrates the continued strength and relevance of the SKECHERS brand,” stated Fred Schneider, chief financial officer of SKECHERS. “In the first quarter, our intention was to evaluate our expenses and strengthen our balance sheet. We feel we are on track to achieving these goals that were outlined in our fourth quarter conference call. We are continuing to monitor our expenses and inventory levels to ensure maximum profitability in this soft economic environment, which we believe will continue to negatively impact our business.”

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a diverse range of footwear for men, women and children under the SKECHERS name, as well as under several uniquely branded names. SKECHERS footwear is available in the United States via department and specialty stores, Company-owned SKECHERS retail stores and its e-commerce website, as well as in over 100 countries and territories through the Company’s global network of distributors and subsidiaries in Canada, Brazil, Chile, and across Europe, as well as through joint ventures in Asia. Please visit www.skechers.com or call the Company’s information line at 877-INFO-SKX.

This announcement may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or simply state future results, performance or achievements, and can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include international, national and local general economic, political and market conditions; intense competition among sellers of footwear for consumers; changes in fashion trends and consumer demands; popularity of particular designs and categories of products; the level of sales during the spring, back-to-school and holiday selling seasons; the ability to anticipate, identify, interpret or forecast changes in fashion trends, consumer demand for the products and the various market factors described above; the ability to maintain brand image; the ability to sustain, manage and forecast growth and inventories; the ability to secure and protect trademarks, patents and other intellectual property; the loss of any significant customers, decreased demand by industry retailers and cancellation of order commitments; potential disruptions in manufacturing related to overseas sourcing and concentration of production in China, including, without limitation, difficulties associated with political instability in China, the occurrence of a natural disaster or outbreak of a pandemic disease in China, or electrical shortages, labor shortages or work stoppages that may lead to higher production costs and/or production delays; changes in monetary controls and valuations of the Yuan by the Chinese government; increased costs of freight and transportation to meet delivery deadlines; violation of labor or other laws by independent contract manufacturers, suppliers or licensees; potential imposition of additional duties, tariffs or other trade restrictions; business disruptions resulting from natural disasters such as an earthquake due to the location of domestic warehouse, headquarters and a substantial number of retail stores in California; changes in business strategy or development plans; changes in economic conditions that could affect the ability to open retail stores in new markets and/or the sales performance of existing stores; the ability to attract and retain qualified personnel; the disruption, expense and potential liability associated with existing or unanticipated future litigation; and other factors referenced or incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2008. The risks included here are not exhaustive. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

(tables to follow)

SKECHERS U.S.A., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$73,205	$114,941
Trade accounts receivable, net	229,877	175,064
Other receivables	9,414	7,816

Total receivables	239,291	182,880
Inventories	172,886	261,209
Prepaid expenses and other current assets	33,398	31,022
Deferred tax assets	11,955	11,955

Total current assets	530,735	602,007
Property and equipment, at cost less accumulated depreciation and amortization	169,798	157,757
Intangible assets, less applicable amortization	5,184	5,407
Deferred tax assets	19,575	18,158
Long-term investments	78,050	81,925
Other assets, at cost	8,737	11,062

TOTAL ASSETS	$812,079	$876,316

LIABILITIES AND EQUITY
Current Liabilities:
Current installments of long-term borrowings	$613	$572
Line of credit	1,145	—
Accounts payable	101,662	164,643
Accrued expenses	16,418	23,021

Total current liabilities	119,838	188,236
Long-term borrowings, excluding current installments	16,079	16,188

Total liabilities	135,917	204,424
Equity:
Skechers U.S.A., Inc. stockholders’ equity	671,851	668,693
Noncontrolling interest	4,311	3,199

Total equity	676,162	671,892

TOTAL LIABILITIES AND EQUITY	$812,079	$876,316

SKECHERS U.S.A., INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Net sales	$343,470	$384,922
Cost of sales	218,041	212,750

Gross profit	125,429	172,172
Royalty income	272	840

	125,701	173,012

Operating expenses:
Selling	21,510	25,534
General and administrative	98,038	99,221

	119,548	124,755

Other income (expense):
Interest, net	664	1,453
Other, net	(218)	(97)

	446	1,356

Earnings before income taxes	6,599	49,613
Income tax (benefit) expense	(753)	16,769

Net income	7,352	32,844
Less: Net income (loss) attributable to noncontrolling interest	(868)	—

Net income attributable to Skechers U.S.A., Inc. stockholders’	$8,220	$32,844

Weighted average shares:
Basic	46,221	45,880

Diluted	46,467	46,664

Amounts attributable to Skechers, U.S.A., Inc. stockholders’
Basic earnings per share	$0.18	$0.72

Diluted earnings per share	$0.18	$0.70